Exhibit 10.31

First Amendment to Securities Purchase Agreement

This First Amendment to the Securities Purchase Agreement (the “Amendment”), dated as of July 16, 2026, is made by and between BNB Plus Corp., a Delaware corporation (“Company”), and KGPLA Holdings LLC (the “Investor”). The parties hereto are referred to collectively as the “Parties”.

Whereas, the Parties have entered into that certain Securities Purchase Agreement (the “Agreement”) dated as of May 26, 2026;

Whereas, pursuant to Section 5.5 of the Agreement, the Parties desire to amend the Agreement to extend the period that the Company may sell and issue additional Preferred Stock (or, as the case may be, Prefunded Warrants) and Common Warrants to one or more additional Purchasers as more fully described herein; and

Whereas, the Investor hereto holds 50.1% or more in interest of the Conversion Shares and Common Warrant Shares based on the initial Subscription Amounts under the Agreement.

Now, Therefore, in consideration of the terms and conditions set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.Definitions.  Capitalized terms used and not otherwise defined herein have the meaning ascribed to such terms in the Agreement.

2.Amendment to the Agreement.  Section 2.1(b) in the Agreement is hereby amended and restated in its entirety as follows:

“(b)Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Company set forth herein, the Company may, at any time and from time to time during the period commencing on the date of this Agreement and ending on July 17, 2026, sell and issue additional Preferred Stock (or, as the case may be, Prefunded Warrants) and Common Warrants to one or more additional Purchasers; provided, however, that:

(i)the aggregate gross proceeds from the sale of Preferred Stock (or, as the case may be, Prefunded Warrants) and Common Warrants to all Purchasers across all Closings shall not exceed $5 million;

(ii)the purchase price per Preferred Stock (or, as the case may be, Prefunded Warrants) and Common Warrants for any additional Purchaser shall be identical to the purchase price Preferred Stock (or, as the case may be, Prefunded Warrants) and Common Warrants paid by Purchasers at the Initial Closing;

(iii)each additional Purchaser shall execute and deliver to the Company a Joinder Agreement, pursuant to which such additional Purchaser shall become a party to, and be bound by the terms and conditions of, this Agreement and each other Transaction Document to the same extent as if such additional Purchaser had been an original signatory hereto;

(iv)such sale shall not require registration under the Securities Act or qualification under any applicable state securities laws, it being the intent of the parties that all such sales shall be made pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder; and

(v)during any period in which the Common Stock is listed on a Trading Market, such sale shall not violate a listing standard of the Trading Market on which the Common Stock is then traded, including but not limited to Nasdaq listing rule 5635.”

3.Reference to and Effect on the Agreement. Except as specifically modified or amended by the terms of this Amendment, the Agreement and all provisions contained therein are, and shall continue, in full force and effect and are hereby ratified and confirmed. All references in the Agreement to itself shall be deemed references to the Agreement as amended hereby.

4.Counterparts. This Amendment may be executed in counterparts (each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement) and shall become effective when one or more counterparts have been signed by each of the Parties and delivered (including by electronic communication) to the other Parties.

5.Governing Law. This Amendment, and all claims or causes of action based upon, arising out of, or related to the Agreement or the transactions contemplated hereby, shall be determined in accordance with the provisions of the Transaction Documents, as applicable.

6.Successors and Assigns. This Amendment shall be binding upon the Parties to the Agreement and their respective successors and permitted assigns.

7.Headings. Headings in this Amendment are included for convenience or reference purposes only and shall not constitute a part of this Amendment for any other purpose.

[Signature page follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

BNB Plus Corp.

By:	/s/ Clay Shorrock
Name:	Clay Shorrock
Title:	Chief Executive Officer and President

KGPLA Holdings LLC

By:	/s/ Michael Komaransky
Name:	Michael Komaransky
Title:	Manager

[Signature Page to the First Amendment to the Securities Purchase Agreement]